UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 13, 2012

American Wagering, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Grier Drive, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 735-0101

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Nevada Gaming Commission Regulation 22.040 (“Regulation 22.040”) requires us to maintain reserves (cash, surety bonds, irrevocable standby letter of credit, etc.) sufficient to cover any outstanding wagering liability including unpaid winning tickets, future tickets and telephone account deposits.

On January 13, 2012, the Nevada State Gaming Control Board approved our request for the release of $750,000 from our reserve account held at Nevada State Bank and the release of the $250,000 Nevada State Bank certificate of deposit that had been pledged by Robert and Tracey Kocienski as part of our Regulation 22.040 reserve.  These amounts were replaced by an irrevocable standby letter of credit in the amount of $1.0 million with Bank of America.  The aggregate amount of our Regulation 22.040 reserve continues to be $2.5 million, consisting of the $1.0 million Bank of America irrevocable standby letter of credit, our reserve account of $700,000 held at Nevada State Bank, pledged certificate of deposit totaling $200,000, and the previously approved “float” of $600,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Wagering, Inc.
(Registrant)

Date: January 20, 2012
	By:	/s/ Victor Salerno
Victor Salerno
	Its:	Chief Executive Officer and President